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                                                                   EXHIBIT 10.36

                                  COMERICA BANK
                               226 Airport Parkway
                           San Jose, California 95110

                                December 24, 2003

Asyst Technologies, Inc.
48761 Kato Road
Fremont, CA 94538
Attn. Mr. David White
Chief Financial Officer

                         Re: Loan and Security Agreement

Dear Mr. White:

      Reference is made to that certain Loan and Security Agreement, dated as of October 1, 2002, as amended (the "Agreement") between Asyst Technologies, Inc. ("Borrower") and Comerica Bank, as successor by merger to Comerica Bank-California ("Bank"). Borrower has requested that Bank waive Section 6.7(a) (Maximum Net Loss) of the Agreement for the period ending December 31, 2003. Subject to Borrower's execution and delivery to Bank of this letter, Bank hereby waives Section 6.7(a) of the Agreement but only as to the period ending December 31, 2003.

      In consideration of the foregoing waiver, Borrower hereby agrees that Bank shall have no obligation to make any further Advances or other extensions of credit under the Agreement until such time as Borrower and Bank shall have entered into an amendment agreement amending the Agreement on mutually satisfactory terms, including an agreement by Bank to make further advances under the Agreement.

      Comerica Bank

      /s/ Robert R. Shutt
      --------------------------------------
      Name: Robert R. Shutt
      Title: First Vice President & Manager

Accepted and Agreed:

Asyst Technologies, Inc.

/s/ DAVID L. WHITE
-------------------------------
Name: David White
Title: Chief Financial Officer